Exhibit 99.1

FOR IMMEDIATE RELEASE
June 6, 2007

Novell's Annual Meeting of Stockholders To Be Held August 30, 2007

WALTHAM, Mass. – June 6, 2007 – Novell, Inc. (NASDAQ:NOVL) today announced that its 2007 annual meeting of stockholders will be held on August 30, 2007.

Any stockholder proposal intended to be included in Novell’s proxy statement for the 2007 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by Novell before the close of business on June 20, 2007. Any stockholder proposal not made pursuant to Rule 14a-8 must be received by Novell before the close of business on June 16, 2007.

Written notice of any stockholder proposal should be addressed to Novell, Inc., Corporate Secretary, 404 Wyman Street, Suite 500 Waltham, Massachusetts 02451.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers infrastructure software for the Open Enterprise. Novell is a leader in enterprise-wide operating systems based on Linux and open source and provides the enterprise management services required to operate mixed IT environments. Novell helps customers minimize cost, complexity and risk, allowing them to focus on innovation and growth. For more information, visit http://www.novell.com.

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Novell is a registered trademarks of Novell, Inc. in the United States and other countries. All other third-party trademarks are the property of their respective owners.

Press Contacts
Bruce Lowry
Novell
Telephone: (415) 383-8408
E-mail: blowry@novell.com